Exhibit 10.51

CONFIDENTIAL	EXECUSION VERSION

[***] Certain information has been excluded pursuant to Regulation S-K, Item 601(b)(10)(iv) from this Document because it is both not material and is the type that the registrant treats as private or confidential.

Amendment 2 to collaboration and license agreement

This Amendment #2 (hereinafter “Amendment 2”) is signed as of the signature date(s) below and made effective December 20 2021, below (“Amendment 2 Effective Date”) and entered into by and between VBI Vaccines, Inc. a company organized under the laws of the Province of British Columbia, Canada (“VBI”) and having a principal place of business at 310 Hunt Club Road, Suite 201, Ottawa ON K1V 1C1, and Brii Biosciences Limited, an exempted company organized under the laws of the Cayman Islands (“Brii Bio”) having its registered office at Vistra (Cayman) Limited, PO Box 3119, Grand Pavilion Hibiscus Way, 802 West Bay Road Grand Cayman KYI-1205. VBI and Brii Bio are referred to individually as a “Party” and are collectively referred to as the “Parties”.

WHEREAS, this Amendment 2 amends the Collaboration and License Agreement with an effective date of December 4, 2018 between VBI and Brii Bio (the “Agreement”) and as amended by the Amending Agreement with an effective date of April 8, 2021 (“Amendment 1”); and

WHEREAS, VBI and Brii Bio find it in their respective interests to amend the Agreement.

NOW THEREFORE, in consideration of the promises and covenants herein contained, the Parties hereto agree as follows:

1.	Amendment to Article 1- Definitions. As of the Amendment 2 Effective Date, Article 1 of the Agreement shall be amended as follows:

a.	Section 1.18 shall be revised as follows:

i.	“Collaboration Clinical Trial(s)” or “Collaboration Clinical Study(ies)” shall mean the Phase II Clinical Trial, and the BRII-179 + PEG-IFN Phase II combination clinical study, to be conducted in accordance with the Development Plan in the Licensed Territory for the purpose of comparing VBI-2601 and a Novel Composition across multiple cohorts and dosing regimens.

b.	Section 1.98 shall be added to the Agreement and shall read as follows:

i.	“Combo Clinical Trial” shall mean the BRII-179/BRII-835 combination Phase II clinical study.

CONFIDENTIAL

c.	Section 1.99 shall be added to the Agreement and shall read as follows:

“Combo Animal Study” shall mean the toxicology study in rats using the Licensed Product and (ii) a further study of the Licensed Product alone and with BRII-835 siRNA in a chronic HBV-AAV mouse model in support of the Combo Clinical Trial..

2.	Amendment to Section 6.4-Rights of Reference. As of the Amendment 2 Effective Date the following changes to Section 6.4 will apply:

a.	Each Party shall have the right to cross reference, file or incorporate by reference any regulatory submission, in connection with the Collaboration Clinical Trial, for any Licensed Product, or any component thereof (including all Approvals), in order to support regulatory submissions that such Party may make for a Licensed Product in its respective territory.

b.	With respect to any data arising out of the Combo Clinical Trial, Brii Bio shall be the sole owner of any such data. Brii Bio agrees to publish the topline data (“Topline Data”) from the Combo Clinical Trial as soon as reasonable after the interim & final data readouts in compliance with Applicable Laws and Brii Bio’s publication procedures. Brii Bio will make reasonable efforts to include individual baseline clinical status and biomarker data from the Combo Clinical Trial in the publication to the extent practical and permitted by Applicable Laws.

c.	VBI shall have the right to cross reference, file or incorporate by reference such Topline Data to the extent necessary to support its regulatory submissions for Licensed Products outside of the Licensed Territory. To the extent VBI requires additional clinical data from the Combo Clinical Trial necessary to support VBI’s regulatory submissions for Licensed Products outside of the Licensed Territory, the Parties shall discuss in good faith a resolution to such written request from the Regulatory Authority.

d.	All other uses of such data by VBI are limited solely to those permitted by this Agreement, and VBI may not use such data for any other purpose without the prior consent of Brii Bio during and after the Term. For the avoidance of doubt, no Party shall be obligated as a result of this Section 6.4 to develop or prepare additional information or materials beyond those that it has otherwise developed or prepared for its own purposes. For the avoidance of doubt, in the event that the Parties decide not to jointly develop and implement a Global Development Plan pursuant to Section 5.5, then neither Party shall have the right to reference any data obtained by the other Party pursuant to independent Clinical Trials conducted by such other Party, except that the Parties shall provide to each other any information or data generated in any Clinical Trials regarding the safety of the Licensed Products.

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3.	Amendment to Section 12 to add 12.9 – As of the Amendment 2 Effective Date Section 12.9 shall be added to the Agreement and shall read as follows:

12.9	Brii Bio hereby grants VBI a non-exclusive, royalty free license under the Brii Bio Technology arising from the data generated in these Combo Animal Study and Combo Clinical Trial solely for VBI’s use in the development, manufacture or commercialization of the Licensed Product in combination with an siRNA in the Field in the VBI Territory, and only to the extent that such license of Brii Bio Technology [***]. VBI acknowledges and agrees that Vir-2218 (i.e., BRII 835) is [***] subject to the terms and conditions of a separate collaboration agreement between Vir and Brii Bio.

Brii represents and agrees that, to Brii’s knowledge, any interest in or rights to [***] by virtue of its collaboration therewith, [***] pursuant to the Agreement or this Amendment #2 and [***].

4.	Amendment to Section 6.1(c)(i)-Licensed Territory. As of the Amendment 2 Effective Date the following changes to 6.1(c)(i) will apply:

Brii Bio, or its designated Affiliate, shall have the sole right to prepare and submit, and shall be the sole and exclusive owner of, all Regulatory Documentation in the Licensed Territory, including applications for Marketing Approval and all Marketing Approvals in the Licensed Territory, provided that VBI shall have the right to cross reference such Regulatory Documentation and Marketing Approvals in the VBI Territory subject to the limitations in Section 6.4.

5.	Amendment to Section 17.7-Notices. As of the Amendment 2 Effective Date Section 17.7 is amended to reflect the following:

a. To VBI:

i.	VBI Vaccines Inc.
160 Second Street. 3rd Floor
Cambridge, MA 02142

6.	Amendment to Schedule 7.1(a). As of the Amendment 2 Effective Date, Schedule 7.1(a) shall be deleted and replaced with the following:

Schedule 7.1(a)

Clinical Supply Key Terms

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7.	Except as specifically amended hereby, all terms of the Agreement remain in full force and effect. In the event of any conflict between the Agreement and this Amendment 2, the provisions of this Amendment 2 shall prevail. All terms not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.

8.	This Amendment 2 to the Agreement may be executed in two or more counterparts, each of which shall be an original and such counterparts together shall constitute the entire Amendment 2 to the Agreement. Electronically executed and electronically transmitted signatures shall have the full force and effect of an original signature.

CONFIDENTIAL

IN WITNESS WHEREOF, each of the Parties has caused this Amendment 2 to be duly executed by its authorized representative on the date set forth below.

BRII BIOSCIENCES LIMITED		VBI VACCINES INC.

/s/ Zhi Hong		/s/ Jeff Baxter
Name:	Zhi Hong	Name:	Jeff Baxter
Title:	Chief Executive Officer	Title:	Chief Executive Officer
Date:	December 20, 2021	Date:	December 20, 2021